                                                                  Exhibit (h.23)

                        AMENDMENT TO SUBLICENSE AGREEMENT

     This Amendment to the Sublicense Agreement dated March 18, 2000 (the "Agreement") between BlackRock Institutional Trust Company, N.A. ("BTC"), a national banking association, and iShares Trust ("iShares"), a Delaware statutory trust, is effective as of April 29, 2010.

     WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

     NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed as of the date first set forth above.

BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A.


By:    /s/Stephen Messinger
       -------------------------------
Name:  Stephen Messinger
Title: Managing Director

By:    /s/ Eilleen M. Clavere
       -------------------------------
Name:  Eilleen M. Clavere
Title: Director

iSHARES TRUST

By:    /s/ Eilleen M. Clavere
       -------------------------------
Name:  Eilleen M. Clavere
Title: Secretary

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                                    Exhibit A
                                    ---------

MSCI EAFE Index
MSCI EAFE Growth Index
MSCI EAFE Value Index
MSCI EAFE Small Cap Index
MSCI Kokusai Index
MSCI ACWI Index
MSCI ACWI ex USA Index
MSCI All Country Asia ex Japan Index
MSCI All Peru Capped Index MSCI Frontier Emerging Markets APEX Index MSCI All Country World ex USA Consumer Discretionary Index
MSCI All Country World ex USA Utilities Index
MSCI All Country World ex USA Telecom Services Index
MSCI All Country World ex USA Materials Index
MSCI All Country World ex USA Information Technology Index
MSCI All Country World ex USA Industrials Index
MSCI All Country World ex USA Health Care Index
MSCI All Country World ex USA Financials Index
MSCI All Country World ex USA Energy Index
MSCI All Country World ex USA Consumer Staples Index
MSCI Emerging Markets Financials Index
MSCI Emerging Markets Materials Index
MSCI Europe Financials Index
MSCI Far East Financials Index
MSCI Indonesia Investable Market Index
MSCI Ireland Investable Market 25/50 Index